Exhibit 99.2

Cell Cure Neurosciences Ltd., a Subsidiary of BioTime, Inc. and Hadasit Bio Holdings Ltd., Enters into an Exclusive License Option Agreement with Teva Pharmaceutical Industries Ltd. to Develop and Market OpRegenTM for the Treatment of Age-Related Macular Degeneration

JERUSALEM & ALAMEDA, Calif.--(BUSINESS WIRE)--October 10, 2010--BioTime, Inc. (NYSE Amex:BTIM), Cell Cure Neurosciences Ltd., and Hadasit Bio-Holdings Ltd. (Tel Aviv Stock Exchange:HDST) jointly announced today that Cell Cure and Teva Pharmaceutical Industries Ltd. have entered into an exclusive license option agreement to develop and commercialize Cell Cure's OpRegenTM product for the treatment of age-related macular degeneration (AMD). OpRegenTM is a proprietary formulation of embryonic stem cell-derived retinal pigment epithelial cells designed by Cell Cure to help save the sight of the baby boomer generation.

AMD is the leading cause of blindness in the aging population. The US Centers for Disease Control and Prevention estimate that about 1.8 million people in the United States have advanced stage AMD and another 7.3 million have an earlier stage and are at risk of vision impairment from the disease. Most people are afflicted with the dry form of the disease, for which there is currently no effective treatment.

“In evaluating potential partners for the development of our products, we concluded that Teva represents the ideal partner for this program," said Dr. Charles Irving, Chief Executive Officer at Cell Cure. "Their longstanding global leadership in development and commercialization of important new classes of medicines provides a great foundation for working together.”

The ongoing development of OpRegenTM by Cell Cure is funded through equity investments by BioTime, Teva, and Hadasit Bio Holdings, made simultaneously with this agreement. Additional non-dilutive funding for the development of OpRegenTM has been provided by the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel.

Subject to the terms of the agreement, if Teva exercises its option to obtain an exclusive license to OpRegenTM, Teva will have responsibility for funding clinical trials from that point on, obtaining regulatory approvals, and marketing the product.

Cell Cure will be entitled to receive milestone payments and royalties if certain development, regulatory, and commercial milestones are achieved. A portion of the milestone payments and royalties received by Cell Cure would be shared with BioTime’s subsidiary ES Cell International Pte Ltd. and with HBL’s affiliate Hadasit Medical Research Services and Development Ltd., the technology transfer arm of the Hadassah Medical Organization (“HMO”), which have licensed to Cell Cure certain patents and technology used in the development of OpRegenTM invented by Prof. Benjamin Reubinoff and Prof. Eyal Banin.

“Cell Cure will be collaborating with one of the 15 largest pharmaceutical companies in the world, and with affiliates of Hadassah Medical Organization, to develop new treatments for diseases that rob millions of people of their eye sight,” said Dr. Michael D. West, Chief Executive Officer at BioTime. “This is consistent with our focus on making Cell Cure, our majority owned subsidiary, a center for developing cell based therapies for retinal and neural degenerative diseases."

Ophir Shahaf, CEO of HBL added: “We are happy and proud to see the company, which was established on the basis of technology developed at Hadassah Medical Organization, develop and grow to the point where it can aggressively advance its lead product into the clinic, with the support of the ultimate partners in the field."

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. Cell Cure is BioTime's subsidiary focused on retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system, and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer, through its subsidiary BioTime Asia, Limited. BioTime’s Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, having been one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

About Hadasit Bio-Holdings Ltd.

Hadasit Bio-Holdings Ltd. ("HBL") (TASE:HDST) was founded to allow public participation in the highly promising field of biotechnology. HBL’s investment portfolio includes companies that utilize technology generated by Israel’s foremost medical research center – Hadassah University Hospital in Jerusalem, Israel. HBL is a publicly traded subsidiary of Hadasit Ltd. – the technology transfer company of the Hadassah University Hospital. Hadasit is a subsidiary of Hadassah Medical Organization (“HMO”) and was established for the purpose of promoting and commercializing the intellectual property and research and development capabilities generated by HMO, aimed at finding solutions to problems faced by modern medicine. www.hbl.co.il

About Hadassah University Medical Center

The Hadassah University Medical Center includes two university hospitals in Jerusalem – on Mt. Scopus and in Ein Kerem. The flagship of Hadassah, the Women's Zionist Organization of America, Inc., its two hospitals have 1,000 beds, 31 operating theaters, nine specially oriented intensive care units and five schools of allied medical professions, owned and operated in collaboration with the Hebrew University. Over half the hospital research conducted in Israel is carried out at Hadassah. Each department incorporates research units and there are many interdisciplinary research centers. In both hospitals and within a number of hospital departments, Hadassah has created Centers of Excellence: brain trusts of scientists and physicians, integrating clinical care with the latest laboratory lessons.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pte Ltd (ESI), now a subsidiary of BioTime, Inc. (NYSE Amex:BTIM). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah University Hospital. Cell Cure’s mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical grade (GMP) human embryonic stem cells. Its current programs include developing cells for the treatment of macular degeneration, Parkinson’s disease, and cells potentially useful in treating multiple sclerosis. Cell Cure’s major shareholders include: BioTime Inc. (NYSE Amex:BTIM), Hadasit BioHoldings Ltd. (Tel Aviv Stock Exchange:HDST) and Teva Pharmaceuticals Industries Ltd (NASDAQ:TEVA). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
T: 510-521-3390, F: 510-521-3389
www.biotimeinc.com

Hadasit Bio-Holdings Ltd.
JBP Building, Hadassah Ein-Kerem Campus
Jerusalem 91120, Israel
T: 972-2-6779424, F: 972-2-6437712
www.hbl.co.il

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com